Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



E-REX,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  FL  33181

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated May 11, 2001, with respect to the financial statements of E-REX, Inc., Included in its Annual Report on Form 10-KSB for the year ended December 31, 2000 as filed with the Securities and Exchange Commission, which report has been incorporated by reference in its entirety in the Registration Statement on Form S-8.

June  14,  2001

Gately  &  Assoicates,  LLC

By:     /s/  James  P.  Gately
     James  P.  Gately,  Partner